Exhibit 99.1
                                                     ------------

                     Joint Filer Information
                     -----------------------


Name:                    MacDougald Management, Inc.

Address:                 3773 Howard Hughes Parkway, Suite 300 N.
                         Las Vegas, NV 89109

Designated Filer:        James E. MacDougald

Issuer & Ticker
Symbol:                  Odyssey Marine Exploration, Inc. (OMR)

Date of Event
Requiring Statement:     12/19/03


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                                                     Exhibit 99.2
                                                     ------------
                     Joint Filer Information
                     -----------------------

Name:                    MacDougald Family Limited Partnership

Address:                 3773 Howard Hughes Parkway, Suite 300 N.
                         Las Vegas, NV 89109

Designated Filer:        James E. MacDougald

Issuer & Ticker
Symbol:                  Odyssey Marine Exploration, Inc. (OMR)

Date of Event
Requiring Statement:     12/19/03